                                                                    EXHIBIT 99.1

                             FOR IMMEDIATE RELEASE

                                                           For More Information,
                                                                  Please Contact
                   John Heyman - Executive Vice President and CFO (770) 576-6705
             Melissa Portell - Radiant Systems Investor Relations (770) 576-6577

Radiant Systems, Inc. reports third quarter and nine-month results.

Record commitments to web-based offerings continue to validate technology and ASP business model and drive increase in revenue pipeline

Atlanta, GA, October 25, 2000--Radiant Systems, Inc. (NASDAQ: RADS) today reported financial results for the third quarter and nine months ended September 30, 2000.

Total revenues for the third quarter ended September 30, 2000 were $31.2 million, a decrease of 10.5% over revenues of $34.9 million for the same period in 1999. Total revenues for the nine months ended September 30, 2000 were $93.9 million, an increase of 4.6% over revenues for the same period in 1999 of $89.8 million. Net income for the third quarter ended September 30, 2000, was $490,000, or $0.02 per diluted share, a decrease of $2.4 million, or $0.08 per diluted share, compared to net income of $2.9 million, or $0.10 per diluted share, for the same period in 1999. Net income for the nine months ended September 30, 2000, before extraordinary item, was $3.7 million, or $0.13 per diluted share, a decrease of $656,000, or $0.03 per diluted share, over net income of $4.4 million, or $0.16 per diluted share, for the same period last year.
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During the first quarter ended March 31, 2000, the Company recorded an extraordinary gain of approximately $1.5 million, net of taxes, or $0.05 per diluted share, as a result of the early extinguishment of debt. Including the extraordinary item, net income for the nine months ended September 30, 2000 was approximately $5.2 million, or $0.18 per diluted share.

Mr. John Heyman, the Company's Chief Financial Officer, said, "Let me emphasize
the transition we have made to a subscription-based pricing model.   To date, we
have signed over $60.0 million of agreements or commitments that would have resulted in a substantial increase in reported results under a traditional licensing model. While current performance has been negatively impacted by the change, we estimate the long-term effects on our growth and visibility should be very positive."

Mr. Erez Goren, the Company's Chief Executive Officer, commented, "Our new products continue to drive excitement in the retail industry. In the third quarter, we completed Wave 2.1, which enhanced functionality around e-procurement, inventory management and workforce management and introduced supplier integration capabilities. Our industry expertise, technology architecture and product road map have been the foundation behind important client commitments we received during the last quarter, such as Tricon Global Restaurants, Inc. Our Lighthouse product is gaining momentum across our retail markets. Additionally, this week, we have released our Lighthouse product for the table service restaurant market, opening a sizeable opportunity for growth."

Mr. Heyman continued, "We are pleased with our current financial performance. Moreover, the strength of our products and expansion into new markets is translating into increases in our revenue pipeline, which is the leading indicator for future revenue growth. Client commitments to Wave put us significantly ahead of our internal ASP revenue pipeline targets and, given their industry leadership position, helps validate the technology and our ASP business model."

The Company will webcast its third quarter 2000 financial results conference call today. The webcast will begin at 5:00 p.m. EST and will be available at http://www.radiantsystems.com/ir_def.htm. The webcast will also be available
----------------------------------------
for replay through November 30, 2000.

Radiant Systems, Inc. is a leader in delivering innovative technology to businesses that serve the consumer. The Company provides transaction and management systems to support enterprise processes for clients ranging in size from multi-national to single-site operators. The Company also delivers comprehensive client care and consulting services to maximize speed of implementation and the client's return on technology investment. Headquartered in Atlanta, Radiant Systems, Inc. (www.radiantsystems.com) has deployed its technology to hundreds of companies worldwide, which currently process more than two billion transactions annually.

Certain statements contained in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to; economic conditions, competition and other uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings.

                             RADIANT SYSTEMS, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                    ASSETS

                                                          Sept. 30,    Dec. 31,
                                                             2000        1999
                                                         -----------  ---------
                                                         (unaudited)
Current assets
 Cash and cash equivalents                                 $ 52,414   $ 53,435
 Accounts receivable, net                                    21,162     17,929
 Inventories                                                 15,023     13,141
 Other short-term assets                                      4,207      3,256
                                                           --------   --------
   Total current assets                                      92,806     87,761

Property and equipment, net                                  12,656      7,857
Software development costs, net                               7,922      5,394
Intangibles and other long-term assets                       11,738     10,987
                                                           --------   --------
                                                           $125,122   $111,999
                                                           ========   ========

                     LIABILITIES AND SHAREHOLDERS' EQUITY


Current liabilities
 Accounts payable and accrued liabilities                  $ 13,308   $ 14,466
 Customer deposits and unearned revenue                       7,545      7,243
 Current portion of long-term debt                                -        105
                                                           --------   --------
   Total current liabilities                                 20,853     21,814

Long-term debt, less current portion                              -      4,250
                                                           --------   --------
   Total liabilities                                         20,853     26,064
                                                           --------   --------

Shareholders' equity
 Common stock, no par value; 100,000,000 shares
  authorized; 27,618,019 and 25,475,888 shares
  issued and outstanding                                          0          0
 Additional paid-in capital                                 113,976    100,872
 Accumulated deficit                                         (9,707)   (14,937)
                                                           --------   --------
   Total shareholders' equity                               104,269     85,935
                                                           --------   --------
                                                           $125,122   $111,999
                                                           ========   ========

                             RADIANT SYSTEMS, INC
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)



                                     For the three         For the nine
                                      months ended         months ended
                                  Sept. 30, Sept. 30,  Sept. 30,  Sept. 30,
                                    2000      1999       2000       1999
                                  -------    -------    -------    -------
Revenues:
 System sales                     $18,862    $24,949    $58,948    $63,500
 Client support,
  maintenance and other
  services                         12,384      9,981     34,991     26,284
                                  -------    -------    -------    -------
   Total revenues                  31,246     34,930     93,939     89,784

Cost of revenues:
 System sales                       9,477     12,295     28,062     31,298
 Client support,
  maintenance and other
  services                          9,678      7,893     27,848     21,013
                                  -------    -------    -------    -------
   Total cost of revenues          19,155     20,188     55,910     52,311
                                  -------    -------    -------    -------
Gross profit                       12,091     14,742     38,029     37,473


Operating Expenses:
 Product development                3,059      2,640      8,213      8,160
 Sales and marketing                3,062      3,034      9,243      9,120
 Depreciation and
  amortization                      2,090      1,536      5,497      4,466
 General and
  administrative                    3,854      3,190     11,282      9,543
                                  -------    -------    -------    -------

Income from operations                 26      4,342      3,794      6,184

Interest income, net                  792        408      2,384      1,093
                                  -------    -------    -------    -------

Income before income tax
 provision and
 extraordinary item                   818      4,750      6,178      7,277

Income tax provision                  328      1,900      2,468      2,911
                                  -------    -------    -------    -------
Income before
 extraordinary item                   490      2,850      3,710      4,366

Extraordinary item:
Gain on early
 extinguishment of debt,
 net of taxes                           -          -      1,520          -
                                  -------    -------    -------    -------
Net income                        $   490    $ 2,850    $ 5,230    $ 4,366
                                  =======    =======    =======    =======


Basic income per share:
 Income before
  extraordinary item              $  0.02    $  0.11    $  0.14    $  0.18
 Extraordinary income on
  early extinguishment of
  debt                                  -          -       0.05          -
                                  -------    -------    -------    -------
   Total basic income
    per share                     $  0.02    $  0.11    $  0.19    $  0.18
                                  =======    =======    =======    =======

Diluted income per share:
 Income before
  extraordinary item              $  0.02    $  0.10    $  0.13    $  0.16
 Extraordinary income on
  early extinguishment
  of debt                               -          -       0.05          -
                                  -------    -------    -------    -------
   Total diluted income
    per share                     $  0.02    $  0.10    $  0.18    $  0.16
                                  =======    =======    =======    =======

Weighted average shares
 outstanding:
 Basic                             27,571     24,804     27,169     24,486
                                  =======    =======    =======    =======
 Diluted                           29,727     27,719     29,812     27,084
                                  =======    =======    =======    =======


Contact:
  Radiant Systems, Inc., Alpharetta
  John Heyman, 770/576-6705
   or
  Investor Relations
  Melissa Portell, 770/576-6577